UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2003

Commission file number 1-12630

CENTERPOINT PROPERTIES TRUST

Maryland	36-3910279
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(630) 586-8000

(Registrant’s telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release announcing its financial results for the second quarter of 2003.  This information is being provided in response to Items 5 and 12 of this Form.

Item 7.  Financial Statements and Exhibits.

(c)                                                                                  Exhibits

Exhibit No.                                      Description

10.1                           Amended and Restated Unsecured Revolving Credit Agreement dated as of June 30, 2003 among CenterPoint Properties Trust, as Borrower, Banc One Capital Markets, Inc., as Sole Lead Arranger/Book Manager, Bank One, NA, as Administrative Agent and Lender, Bank of America, N.A. as Syndication Agent and Lender Wachovia Bank, National Association, as Syndication Agent and Lender Commerzbank AG, New York Branch, as Documentation Agent and Lender, Suntrust Bank, as Managing Agent and Lender, and the several other lenders from time to time parties thereto.

12.1                           Computation of Ratio of Earnings to Fixed Charges

99.1                           Press release of the Company dated July 16, 2003 announcing the results of operations of the Company for the second quarter of 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland corporation

Dated: July 18, 2003	By:	/s/ Paul S. Fisher
Paul S. Fisher
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                      Description

10.1                           Amended and Restated Unsecured Revolving Credit Agreement dated as of June 30, 2003 among CenterPoint Properties Trust, as Borrower, Banc One Capital Markets, Inc., as Sole Lead Arranger/Book Manager, Bank One, NA, as Administrative Agent and Lender, Bank of America, N.A. as Syndication Agent and Lender Wachovia Bank, National Association, as Syndication Agent and Lender Commerzbank AG, New York Branch, as Documentation Agent and Lender, Suntrust Bank, as Managing Agent and Lender, and the several other lenders from time to time parties thereto.

12.1                           Ratio of Earnings to Fixed Charges

99.1                           Press release of the Company dated July 16, 2003 announcing the results of operations of the Company for the second quarter of 2003.